EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
February 10,2011	February 10,2016

BILL THE BUTCHER, INC.

WARRANT TO PURCHASE SHARES

FOR VALUE RECEIVED, Bill the Butcher, Inc., a Nevada corporation (the "Company"), hereby certifies that ___________ or his registered assigns (the "Holder") is entitled to purchase from the Company the number of shares of the Company's Class A Common Stock (the "Common Stock") at a purchase price per share as set forth in Section 1 hereof, all subject to the terms and conditions set forth in this Warrant.

1.     Exercise for Shares

(a)     Exercise Price. The purchase price for the Common Stock issuable pursuant to this Section 1 shall be $0.80 cents a share, subject to adjustment pursuant to Section 6 hereof (the "Exercise Price").

2.     Exercise Period. This Warrant will be fully exercisable on the date of issuance and may be exercised at any time and from time to time on or prior to February 10, 2016 (the "Exercise Period"), after which this Warrant will no longer be exercisable.

3.     Method of Exercise.

(a)     While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)     the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)     the payment to the Company of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased.

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(b)     Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Common Stock shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Common Stock represented by such certificate.

(c)     As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder:

(i)     a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled, and

(ii)     in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on-the face or faces thereof for the number of shares of Common Stock equal to the number of shares of Common Stock called for on the face of this Warrant minus the number of shares of Common Stock purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

4.     Covenants of the Company.

(a)     Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b)     Covenants as to Common Stock. The Company covenants and agrees that all Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.     Adjustment of Exercise Price and Number of Shares of Common Stock. The number and kind of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)     Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its

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Preferred Stock, by split-up or otherwise, or combine its Preferred Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Preferred Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)     Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as shares of Common Stock by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c)     Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

6.     Merger, Sale of Assets, Etc. If at any time the Company proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Company or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale or conveyance. If the property to be received upon such reorganization, consolidation, merger, sale or conveyance is not equity securities, the Corporation shall give the holder of this Warrant ten business days prior written notice of the

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proposed effective date of such transaction, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

7.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Exercise Price then in effect.

8.     No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon or be notified of stockholder meetings and except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

9.     Transfer of Warrant. This Warrant may be transferred only to a party that is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act of 1933. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained in this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company's receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

10.   Governing Law. This Warrant and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law. The parties agree that the state or federal courts located in King County, Washington constitute the sole and exclusive venue, and the exclusive jurisdiction, for disputes arising under or with respect to this Warrant.

11.   Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

12.   Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

13.   Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

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14.   Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15.   Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner and with the same terms and conditions as this Warrant.

16.   Amendment. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

17.   Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

(a)     Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is given to the Holder in reliance upon the Holder's representation to the Company, which by its acceptance of this Warrant the Holder hereby confirms, that the Warrant and the shares of Common Stock issuable upon exercise hereof (the "Securities") being acquired by the Holder are being acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Warrant. The Holder has not been formed for the specific purpose of acquiring any of the Securities.

(b      Disclosure of Information. The Holder has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's most recent annual and quarterly reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(c)     Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and

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qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation and may not be able to satisfy.

(d)     Legends. The Holder understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(i)     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH STATUTE OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(ii)     Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f)     Accredited Investor. The Holder is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above

Bill the Butcher, Inc.

J'Amy Owens
CEO
ACKNOWLEDGED AND AGREED:

HOLDER

______________________________________

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NOTICE OF EXERCISE

Bill the Butcher, Inc.
Attention: Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

____ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such shares in full, together with all applicable transfer taxes, if any.

____ Net Exercise the attached Warrant with respect to shares of Common Stock.

The undersigned hereby represents and warrants that Representations and Warranties in Section 18 of the Warrant are true and correct as of the date hereof.

HOLDER:

Date: ________________________________	By: ________________________________

Address: ____________________________
____________________________
____________________________

Name in which shares should be registered:

___________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________________

Holder's Signature: ____________________________________

Holder's Address: ____________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.